                                                                    Exhibit 3(b)

                                RESTATED BY-LAWS
                                       OF
                                   ADVO, INC.
                     (hereinafter called the "Corporation")
                            as adopted July 21, 1999

                                   ARTICLE I

                                    Offices
                                    -------

     SECTION 1.     Registered Office.  The registered office of the Corporation
                    -----------------
shall be in the City of Dover, County of Kent, State of Delaware.

     SECTION 2.    Principal Office.  The principal office of the Corporation
                   ----------------
shall be in the City of Windsor, County of Hartford, State of Connecticut. The Corporation may also have offices at such other places both within and without the States of Delaware and Connecticut, as the Board of Directors may from time to time determine or the business of the Corporation may require.


                                   ARTICLE II

                            Meeting of Stockholders
                            -----------------------

     SECTION 1.    Place of Meetings.  Meetings of the stockholders for the
                   -----------------
election of directors shall be held at the principal office of the Corporation or at such other place either within or without the States of Delaware or Connecticut, as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting. Meetings of stockholders for any other purpose may be held at such time and place, within or without the States of Delaware or Connecticut, as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof.

     SECTION 2.    Annual Meeting.  The annual meeting of stockholders shall be
                   --------------
held at such date and time as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting, at which meetings the stockholders shall elect a Board of Directors, and transact such other business as may properly be brought before the meeting. Written notice of the Annual Meeting stating the place, date and hour of the meeting shall be given to each stockholder entitled to vote at such meeting not less than 10 nor more than 60 days before the date of the meeting. Any previously scheduled annual meeting of stockholders may be adjourned or, upon public notice given prior to the date previously scheduled for such meeting, postponed by the Chairman of the Board of Directors (the "Chairman") for any reason.
                --------

     SECTION 3.    Special Meetings. Special meetings of stockholders, for any
                   ----------------
purpose or purposes, unless otherwise prescribed by statute or by the certificate of incorporation of the Corporation (the certificate of incorporation of the Corporation, as the same may be amended or restated, the "Certificate of Incorporation") shall be called by the Chairman, Chief Executive Officer,

Chief Operating Officer and President, Secretary or by resolution of the Board of Directors. Written notice of a Special Meeting stating the place, date and hour of the meeting and the purpose or purposes for which the meeting is called shall be given not less than 10 nor more than 60 days before the date of the meeting to each stockholder entitled to vote at such meeting. Any previously scheduled special meeting of the stockholders may be adjourned or, upon public notice given prior to the date previously scheduled for such meeting, postponed or canceled by the Chairman for any reason.

     SECTION 4.    Quorum. Unless otherwise provided by applicable law or the
                   ------
Certificate of Incorporation, one-third of the shares entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of stockholders; except that, where a separate vote by a class or classes is
              ------
required, a quorum shall consist of one-third of the shares entitled to vote of each such class. If however such quorum shall not be present or represented at any meeting of the stockholders, the Chairman shall have the power to adjourn the meeting from time to time without notice, other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented any business may be transacted which might have been transacted at the meeting as originally notified.

     SECTION 5.    Voting.  Unless otherwise required by law or the Certificate
                   ------
of Incorporation, any question brought before any meeting of stockholders shall be decided by the vote of the holders of a majority of the voting power represented and entitled to vote thereat except that in the election of directors, a plurality of the votes cast shall elect. Such votes may be cast in person or by proxy but no proxy shall be voted on after three years from its date, unless such proxy provides for a longer period. Voting by ballot shall not be required for corporate action except as otherwise required by law.

     SECTION 6.    Consent of Stockholders in Lieu of Meeting.  Unless otherwise
                   ------------------------------------------
provided in the Certificate of Incorporation, any action required or permitted to be taken at any annual or special meeting of stockholders of the Corporation, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing and who, if the action had been taken at a meeting, would have been entitled to notice of the meeting if the record date for such meeting had been the date that written consents signed by a sufficient number of holders or members to take the action were delivered to the Corporation in accordance with applicable law and these By-Laws.

     SECTION 7.   Procedures Relating to Action by Written Consent. (a) In order
                  ------------------------------------------------
that the Corporation may determine the stockholders entitled to consent to corporate action in writing without a meeting, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which date shall not be more than 10 days after the date upon which the resolution fixing the record date is adopted by the Board of Directors. Any stockholder of record seeking to have the stockholders authorize or take corporate action by written consent shall, by written notice to the Secretary, request the Board of Directors to fix a record date. The Board of Directors shall promptly, but in all events within 10 days after the date on which such a request is received, adopt a resolution fixing the record date. If no record date has been fixed by the Board of Directors within 10 days of the date on which such a request is received, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is required by applicable law, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation by delivery to its registered office in Delaware, its principal place of business or to any officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Delivery made to the Corporation's registered office shall be by hand or by certified or registered mail, return receipt requested. If no record date has been fixed by the Board of Directors and prior action by the Board of Directors is required by applicable law, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting shall be at the close of business on the date on which the Board of Directors adopts the resolution taking such prior action.

     (b) In the event of the delivery, in the manner provided by Article II,
Section 7(a), to the Corporation of the requisite written consent or consents to take corporate action and/or any related revocation or revocations, the Corporation shall engage nationally recognized independent inspectors of elections for the purpose of promptly performing a ministerial review of the validity of the consents and revocations. For the purpose of permitting the inspectors to perform such review, no action by written consent without a meeting shall be effective until such date as the independent inspectors certify to the Corporation that the consents delivered to the Corporation in accordance with Article II, Section 7(a) represent at least the minimum number of votes that would be necessary to take the corporate action. Nothing contained in this paragraph shall in any way be construed to suggest or imply that the Board of Directors or any stockholder shall not be entitled to contest the validity of any consent or revocation thereof, whether before or after such certification by the independent inspectors, or to take any other action (including, without limitation, the commencement, prosecution or defense of any litigation with respect thereto, and the seeking of injunctive relief in such litigation).

     (c) Every written consent shall bear the date of signature of each stockholder who signs the consent and no written consent shall be effective to take the corporate action referred to therein unless, within 60 days of the earliest dated written consent received in accordance with Article II, Section 7(a), a written consent or consents signed by a sufficient number of holders to take such action are delivered to the Corporation in the manner prescribed by
Article II, Section 7(a).


     SECTION 8.    Notice of Stockholder Business and Nominations.
                   ----------------------------------------------

     (a) Annual Meetings of Stockholders. Nominations of persons for election to the Board of Directors of the Corporation and the proposal of business to be considered by the stockholders may be made at an annual meeting of stockholders
(i) pursuant to the Corporation's notice of meeting, (ii) by or at the direction of the Board of Directors or (iii) by any stockholder of the Corporation who was a stockholder of record at the time of giving of notice provided for in this By-Law, who is entitled to vote at the meeting and who complies with the notice procedures set forth in this By-Law.

     For nominations or other business to be properly brought before an annual meeting by a stockholder pursuant to this By-Law, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation and such other business must otherwise be a proper matter for stockholder action.
To be timely, a stockholder's notice shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the first anniversary of the preceding year's annual meeting;

provided, however, that in the event that the date of the annual meeting is more
--------
than 30 days before or more than 60 days after such anniversary date, notice by the stockholder to be timely must be so delivered not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting and the 10th day following the day on which public announcement of the date of such meeting is first made by the Corporation. In no event shall the public announcement of an adjournment or postponement of an annual meeting commence a new time period for the giving of a stockholder's notice as described above. Such stockholder's notice shall set forth (i) as to each person whom the stockholder proposes to nominate for election or reelection as a director all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the "Exchange Act") and Rule 14a-11 thereunder (including such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected); (ii) as to any other business that the stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made; and (iii) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (A) the name and address of such stockholder, as they appear on the Corporation's books, and of such beneficial owner and (B) the class and number of shares of the Corporation which are owned beneficially and of record by such stockholder and such beneficial owner.

     Notwithstanding any provision of these By-Laws to the contrary, in the event that the number of directors to be elected to the Board of Directors of the Corporation is increased and there is no public announcement by the Corporation naming all of the nominees for director or specifying the size of the increased Board of Directors at least 90 days prior to the first anniversary of the preceding year's annual meeting, a stockholder's notice required by this By-Law shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the 10th day following the day on which such public announcement is first made by the Corporation.

     (b) Special Meetings of Stockholders. Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Corporation's notice of meeting. Nominations of persons for election to the Board of Directors may be made at a special meeting of stockholders at which directors are to be elected pursuant to the Corporation's notice of meeting (i) by or at the direction of the Board of Directors or (ii) provided that the Board of Directors has determined that directors shall be elected at such meeting, by any stockholder of the Corporation who is a stockholder of record at the time of giving of notice provided for in this By-Law, who shall be entitled to vote at the meeting and who complies with the notice procedures set forth in this By-Law. In the event the Corporation calls a special meeting of stockholders for the purpose of electing one or more directors to the Board of Directors, any such stockholder may nominate a person or persons (as the case may be), for election to such position(s) as specified in the Corporation's notice of meeting, if the stockholder's notice required by this By-Law shall be delivered to the Secretary at the principal executive offices of the Corporation not earlier than the close of business on the 120th day prior to such special meeting and not later than the close of business on the later of the 90th day prior to such special meeting and the 10th day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting. In no event shall the public announcement of an adjournment of a special meeting commence a new time period for the giving of a stockholder's notice as described above.

     (c) General. Only such persons who are nominated in accordance with the procedures set forth in this By-Law shall be eligible to serve as directors and only such business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this By-Law. Except as otherwise provided by law, the Certificate of Incorporation or these By-Laws, the Chairman shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the procedures set forth in this By-Law and, if any proposed nomination or business is not in compliance with this By-Law, to declare that such defective proposal or nomination shall be disregarded.

     For purposes of this By-Law, "public announcement" shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act.

     Notwithstanding the foregoing provisions of this By-Law, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this By-Law. Nothing in this By-Law shall be deemed to affect any rights (i) of stockholders to request inclusion of proposals in the Corporation's proxy statement pursuant to Rule 14a-8 under the Exchange Act or (ii) of the holders of any series of Preferred Stock to elect directors under specified circumstances.

                                  ARTICLE III

                                   Directors
                                   ---------

     SECTION 1.    Number and Election of Directors.  The Board of Directors
                   --------------------------------
shall consist of not less than three or more than 15 members, the exact number of which shall be fixed from time to time by the Board of Directors or, if the number of members is not so fixed, the number of members of the Board of Directors shall be seven. After his election, each director shall hold office until the next annual meeting of stockholders and until his successor is duly elected and qualified, or until his earlier resignation or removal. Any director may resign at any time upon notice to the Corporation. Directors need not be stockholders.

     SECTION 2.    Vacancies.  Newly created directorships resulting from any
                   ---------
increase in the authorized number of directors and other vacancies on the Board of Directors may be filled by a majority of the directors then in office (though less than a quorum) who were elected by the holders of the class of stock which is entitled to elect such director (in the case of an increase in the authorized number of directors) or which elected the director whose office has become vacant (or which elected the predecessor of the director whose office has become vacant, in the case of a vacancy in a directorship previously filled by appointment as the result of a vacancy) or may be filled by a sole remaining director elected by such holders (or a sole remaining director who was appointed to fill a vacancy of a predecessor director elected by such holders), or, if there be no such remaining directors, a new meeting of the holders of such class of stock shall be held for the purpose of filling such vacancy within 60 days after the creation of such vacancy. The directors so chosen shall hold office until the next annual election and until their successors are duly elected and qualified. Any director or directors (whether or not they may constitute the entire Board of Directors) may be removed, with or without cause, and with or without notice, by the vote of the holders of a majority of the shares of the class of stock who elected such director (or elected the predecessor of such director, in the case of a director appointed to fill a vacancy).

     SECTION 3.    Duties and Powers.  The business of the Corporation shall be
                   -----------------
managed by or under the direction of the Board of Directors which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by the Corporation's Certificate of Incorporation or by these By-Laws directed or required to be exercised or done by the stockholders.

     SECTION 4.    Meetings.  The Board of Directors of the Corporation may hold
                   --------
meetings, both regular and special, either within or without the States of Delaware and Connecticut. Regular meetings of the Board of Directors may be held without notice at such time and such place as shall from time to time be determined by the Board. Special meetings of the Board of Directors may be called at the request of the Chairman or any two directors on two days' notice to each director given in person, by mail or by telegraphic communication.

     SECTION 5.    Quorum.  At all meetings of the Board, a majority of the
                   ------
entire Board of Directors shall constitute a quorum for the transaction of business and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors, except as may be otherwise specifically provided by law or by the Certificate of Incorporation. If a quorum shall not be present at any meeting of the Board of Directors the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

     SECTION 6.    Actions of the Board.  Any action required or permitted to be
                   --------------------
taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by all the Directors or members of such committee, as the case may be, and the writing or writings are filed with the minutes of proceedings of the Board or committee.

     SECTION 7.    Committees.  The Board of Directors shall have the exclusive
                   ----------
power to create and appoint one or more committees, each committee to consist of one or more of the directors of the Corporation. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of any such committee. Any such committee shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to (i) approving or adopting, or recommending to the stockholders, any action or matter required to be submitted to the stockholders for approval under Delaware law, the Certificate of Incorporation or these Bylaws or (ii) adopting, amending or repealing any of these Bylaws. Each committee shall keep such minutes and make such reports as the Board of Directors may require.

     SECTION 8.    Compensation.  The directors may be paid their expenses, if
                   ------------
any, of attendance at each meeting of the Board of Directors and may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary as director. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for attending committee meetings.

     SECTION 9.    Meetings by Means of Conference Telephone.  Members of the
                   -----------------------------------------
Board of Directors of the Corporation, or any committee designated by the Board, may participate in a meeting of the Board or such committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this section shall constitute presence in person at such meeting. The provisions of Sections 4 and 5 of this Article shall be applicable to any such meeting.


                                   ARTICLE IV

                                    Officers
                                    --------

     SECTION 1.    General.  The officers of the Corporation shall be a Chief
                   -------
Executive Officer, Chief Operating Officer and President, and one or more Vice Presidents (however designated, including Senior Vice Presidents), as the Board of Directors may determine from time to time, a Treasurer, a Secretary and one or more Assistant Treasurers and Assistant Secretaries as the Board of Directors may determine from time to time. The Board of Directors may also designate or authorize the designation of such other officers as it shall deem necessary or appropriate and shall confer on such officers such authorities and duties as the Board of Directors may prescribe. Any such officer shall be chosen in such manner as the Board of Directors may determine. Any number of offices may be held by the same person, unless otherwise prohibited by law, the Certificate of Incorporation or these By-Laws.

     SECTION 2.    Election.  The Board of Directors shall elect or authorize
                   --------
the selection of the officers of the Corporation who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be set forth in these By-Laws and such other powers and duties may be prescribed from time and time by the Board of Directors. All officers of the Corporation shall hold office until their successors are chosen and qualified, or until their earlier resignation or removal. Any officer may be removed at any time by the affirmative vote of a majority of a quorum of the Board of Directors or by such other action as the Board of Directors may authorize. Any vacancy occurring in any office of the Corporation may be filled by the Board of Directors or in such other manner as the Board of Directors may authorize. The salaries of all officers of the Corporation shall be fixed by the Board of Directors or pursuant to a resolution authorizing the fixing of such salaries.

     SECTION 3.    Chief Executive Officer.  The Chief Executive Officer of the
                   -----------------------
Corporation shall be responsible for the general and overall management and affairs of the Corporation. The Chief Executive Officer shall also be responsible for acting as Chairman when the Chairman is unable or unwilling to fulfill the function of Chairman under these By-Laws, unless the Board of Directors designates another person to fulfill this function. When so acting, the Chief Executive Officer shall have all of the powers of, and be subject to all of the restrictions upon, the Chairman. The Chief Executive Officer shall perform such other duties and have such other powers as the Board of Directors shall from time to time prescribe.

     SECTION 4.    Chief Operating Officer and President.  The Chief Operating
                   -------------------------------------
Officer and President shall be the chief administrative officer of the Corporation, and shall be responsible for the management of the Corporation. The Chief Operating Officer and President shall perform such other duties and have such other powers as the Board of Directors shall from time to time prescribe.

     SECTION 5.    Vice Presidents.  Each Vice President shall perform such
                   ---------------
duties and have such powers as the Board of Directors, or, absent any such direction from the Board of Directors, that the Chief Executive Officer and the Chief Operating Officer and President, may from time to time prescribe.

     SECTION 6.    Treasurer.  The Treasurer shall have the custody of the
                   ---------
corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors. The Treasurer shall disburse the funds of the Corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the President and the Board of Directors, at its regular meetings, or when the Board of Directors so requires, an accounting of all his transactions as Treasurer and of the financial condition of the Corporation. If required by the Board of Directors, the Treasurer shall give a bond in such sum and such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of his office and for the restoration to the Corporation, in case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the Corporation.

     SECTION 7.    Assistant Treasurers.  The Assistant Treasurers, if any, in
                   --------------------
the order of their seniority or in any other order determined by the Board, shall in the absence or disability of the Treasurer perform the duties and exercise the power of the Treasurer and shall perform such other duties as the Board or the Treasurer shall prescribe.

     SECTION 8.    Secretary.  The Secretary shall attend all meetings of the
                   ---------
Board of Directors and all meetings of stockholders and record all the proceedings of the meetings of the stockholders of the Corporation and of the Board of Directors in a book to be kept for that purpose; the Secretary shall also perform like duties for the standing committee when required. The Secretary shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the Board of Directors (including any such meetings called by stockholders entitled to call meetings), and shall perform such other duties as may be prescribed by the Board of Directors. The Secretary shall have custody of the seal of the Corporation, and the Secretary and all Assistant Secretaries shall have authority to affix the same to any instrument requiring it and when so affixed, it may be attested by the signature of the Secretary or by the signature of any such Assistant Secretary. The Board of Directors may give general authority to any other officer to affix the seal of the corporation, if any, and to attest the affixing by his signature.

     SECTION 9.    Assistant Secretaries.  The Assistant Secretaries, if any, in
                   ---------------------
order of their seniority or in any other order determined by the Board shall, in the absence or disability of the Secretary, perform the duties and exercise the powers of the Secretary and shall perform such other duties as the Board or the Secretary shall prescribe.


                                   ARTICLE V

                              Certificate of Stock
                              --------------------

     SECTION 1.    Form of Certificates.  Every holder of stock in the
                   --------------------
Corporation shall be entitled to have a certificate signed by, or in the name of the Corporation by the Chairman, the President or a Vice President, and the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary of the Corporation, certifying the number of shares owned by him in the Corporation.

     SECTION 2.    Signatures.  Where a certificate is countersigned (1) by a
                   ----------
transfer agent other than the Corporation or its employee, or (2) a registrar other than the Corporation or its employee, any other signature on the certificate may be facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue.

     SECTION 3.    Record.  A record in one or more counterparts shall be kept
                   ------
of the name of the person, firm or corporation owning the shares represented by each certificate for stock of the Corporation issued, the number of shares represented by each such certificate, the date thereof and, in the case of cancellation, the date of cancellation.

     SECTION 4.    Lost Certificates.  The Board of Directors shall direct a new
                   -----------------
certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate or certificates, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or his legal representative, to advertise the same in such manner as it shall require and/or to give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost, stolen or destroyed.

     SECTION 5.    Transferred Stock.  Upon surrender to the Corporation or the
                   -----------------
transfer agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the Corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

     SECTION 6.    Record Date.  In order that the Corporation may determine the
                   -----------
stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than 60 days nor less than 10 days before the date of such meeting, nor more than 60 days prior to any other action. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

     SECTION 7.    Beneficial Owners.  The Corporation shall be entitled to
                   -----------------
recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the Laws of Delaware.


                                   ARTICLE VI

                            Notice and Record Dates
                            -----------------------

     SECTION 1.    Notices.  Whenever, under the provisions of law or of the
                   -------
Corporation's Certificate of Incorporation or of these By-Laws, notice is required to be given to any directors or stockholder, such notice may be given in writing, by mail, addressed to such director or stockholder, at his address as it appears on the records of the Corporation, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same be deposited in the United States mail. Notice to directors may also be given by telegram.

     SECTION 2.    Waivers of Notice.  Whenever any notice is required to be
                   -----------------
given under the provisions of law or of the Certificate of Incorporation or of these By-Laws, a waiver thereof in writing, signed, by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto.


                                  ARTICLE VII

                               General Provisions
                               ------------------

     SECTION 1.    Dividends.  Dividends upon the capital stock of the
                   ---------
Corporation if any, may be declared by the Board of Directors at any regular or special meeting, and may be paid in cash, in property, or in shares of the capital stock. Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the Board of Directors from time to time, in their absolute discretion, deems proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for such other purpose as the Board shall find consistent with the interest of the Corporation, and the Board of Directors may modify or abolish any such reserve in the manner in which it was created.

     SECTION 2.    Disbursements.  All checks or demands for money and notes of
                   -------------
the Corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate.

     SECTION 3.    Fiscal Year.  The fiscal year of the Corporation shall be
                   -----------
fixed by resolution of the Board of Directors.

     SECTION 4.    Corporate Seal.  The corporate seal shall be in such form as
                   --------------
the Board of Directors shall prescribe.

                                  ARTICLE VIII

                                Indemnification
                                ---------------

     Every person (and the heirs, executors and administrators of such person) who is or was a director, officer, employee or agent of the Corporation or of any other company, including another corporation, partnership, joint venture, trust or other enterprise which such person serves or served as such at the request of the Corporation shall be indemnified by the Corporation against all judgments, payments in settlement (whether or not approved by court), fines, penalties and other reasonable costs and expenses (including fees and disbursements of counsel) imposed upon or incurred by such person in connection with or resulting from any action, suit, proceeding, investigation or claim, civil, criminal, administrative, legislative or other (including any criminal action, suit or proceeding in which such person enters a plea of guilty or nolo contendere or its equivalent), or any appeal relating thereto which is brought or threatened either by the right of the corporation or such other company or by any other person, governmental authority or instrumentality and in which such person is made a party or is otherwise involved by reason of his being or having been such director, officer, employee, or agent or by reason of any action or omission, or alleged action or omission by such person in his capacity as such director, officer, employee or agent if either (a) such person is wholly successful, on the merits or otherwise, in defending such action, or in the defense of any claim, issue or matter therein, or (b) such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation or such other company, and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation or such other company, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

     Any indemnification under the foregoing paragraph, unless ordered by a court of competent jurisdiction, shall be made by the Corporation only as authorized in a specific case upon a determination that indemnification of the director, officer, employee, agent or other person in a similar capacity is appropriate in the circumstances because he has met the standard of conduct set forth in such paragraph. Such determination shall be made as follows: (i) by the stockholders, (ii) by the Board of Directors by a majority vote of a quorum consisting of directors who are not parties to such action, suit or proceeding,
(iii) if such a quorum cannot be obtained, then by a majority vote of a committee of the Board of Directors duly designated to act in the matter by a majority vote of all members of the Board of Directors in which designated directors who are parties may participate, such committee to consist solely of one or more directors not parties to such proceedings at the time such committee is constituted, or (iv) by special legal counsel selected by the Board of Directors or selected by the committee provided in subparagraph (iii) above, or, if the requisite quorum of the Board of Directors cannot be obtained and such committee cannot be or is not established, selected by a majority vote of the full Board of Directors, in which directors who are parties may participate. In the event a determination is made under this paragraph that the person to be indemnified has met the standard of conduct required by the foregoing paragraph as to some matters but not as to others, indemnification amounts may be reasonably prorated.

     Expenses incurred by an officer or director in defending any action, suit or proceeding may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding in the specific case upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation as authorized by this Article. Such expenses incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the Board of Directors deems appropriate.

     The indemnification and advancement of expenses provided by this Article shall not be deemed exclusive of any other rights to which a person seeking indemnification and advancement of expenses may be entitled under the Certificate of Incorporation or any By-Law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

     The intent of the foregoing indemnification provisions of this Article is to expand the indemnification provided by Section 145 of the Delaware General Corporation Law so as to maintain and continue to attract persons of high quality to serve the corporation as officers, directors, employees, agents or in similar capacities.

                                   ARTICLE IX

                                   Amendments
                                   ----------

     These By-Laws may be altered, amended or repealed, in whole or in part, or new By-Laws may be adopted by the stockholders or by the Board of Directors.